Jay Flatley Illumina, Inc. - President and CEO
PRESENTATION
Tycho Peterson - JPMorgan Chase & Co. - Analyst
Okay, good morning.Thank you for coming.We are going to go ahead and get started. I'm Tycho Peterson, from the life science tools and diagnostics team. It is my pleasure to introduce our next Company this morning, Illumina. For those of you interested in the breakout, it will be in the Olympic room down the hall. And with that, let me turn it over to Jay Flatley to tell you a little bit more about the story.
Jay Flatley - Illumina, Inc. - President and CEO
Good morning. Thanks to JPMorgan for inviting us to speak once again this year, and thanks all of you for coming this morning. My plan today is to approach my talk in three parts. First, to take a quick look back at 2011. Second, to discuss key areas of product and market focus for Illumina in 2012, and then conclude with a bit more conceptual look forward to give you a sense of where we think these markets and technologies might be headed.
There are three key messages that I would like to leave you with today.The first is that the sequencing story remains in its very early days. Second, we believe the sequencing market will resume growth and has enormous potential as new market segments open, and lastly, that Illumina will continue its history of innovation and remain a leader in this market.
I will be making some forward-looking statements during today's presentation, so I would refer you on to our SEC filings if you have additional questions.
2011 was a tale of two halves for us. We recorded revenue growth of 41% in the first half of the year but missed our forecast considerably in the second-half.This impacted Illumina more severely than it did some other companies, because approximately a third of our revenue is directly tied to NIH budgets.
I have spoken to some of the key underlying issues in our Q3 conference call, factors that were largely exogenous to the Company. The NIH, if we look back, had the lowest grant success rate in history in 2011, with only 15.2% of grant applications successfully awarded. The second half of the year was clearly impacted by uncertainty around the fiscal 2012 budgets, but that has now been favorably resolved at a level that is approved now, flat with 2011.
The remaining concern I think people have surrounds what's going to happen in 2013, with the potential of sequestration and minus 8% drop in the NIH budgets. Our belief is because of the bipartisan support for NIH, that the likely outcome is significantly better than minus 8%, but it is unlikely we are going to know that until around the time of the elections.
At the same time, the NIH GRI funding for the three major genome centers was cut 20% for the four year period 2012 to 2015, and one of the largest impacts we had in Q3, of course, was this one-time, no-penalty extension that was allowed for both eRA and NIH grants to extend beyond the September deadline into 2012.
Despite those macro challenges in 2011, we had another fabulous year of product introductions.We announced two new major platforms, MiSeq and BaseSpace, and I will talk a bit about both of those today. We had a number of very important array launches, our flagship Omni-5 Quad. We launched a number of very important new sequencing kits, many of these in conjunction with Epicentre, an acquisition we announced and completed early 2011.
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with two jobs.We have Daniel Grosu, who has joined us as Chief Medical Officer from Ortho Clinical Diagnostics; and Laura Lauman, who has joined us as VP of Marketing from AB SCIEX.
We also have added a couple of new businesses as part of our restructuring in the early part of the fourth quarter. The first of those we call the Molecular Biology and PCR Unit, headed by Mark Lewis, and this unit is intended to strengthen our focus on low-plex products -- our BeadXpress, our Eco platform, and also to leverage the molecular biology reagent capability we now have as part of Epicentre.
The second business unit is the Translational and Consumer Genomics business, headed by Matt Posard. The focus here is to make our clinical customers, a big emerging opportunity for us, incredibly successful; to focus on the thousand top CLIA labs, and also the B2B market opportunity in the clinical space; and also to build out what we are doing in the consumer business, both in the direct-to-consumer genotyping area and as well as our individual sequencing business. We have a recent relationship with ancestry.com, for example, where they have made a commitment to now using DNA arrays for studying ancestry, and we think that relationship could yield $10 million to $15 million in overall revenue for us.
These two businesses, of course, are complementary to our existing Genetic Systems business, headed by Christian, and our Diagnostics business, headed by Greg Heath.
I wanted to give you a preview of our Q4 results. I wanted to remind you before I do that these are unaudited numbers.We were very pleased with our incoming order rate in the fourth quarter. We had a book-to-bill ratio of 1.2. We grew our sequencing consumable and Infinium orders 60% sequentially. We had record overall micro array orders. From a shipment perspective, we had sequential growth in instruments, sequencing consumables and services.
In terms of geographies, APAC and Europe were covered nicely and grew over 20% sequentially in shipments.The US I think we would characterize as stable during the fourth quarter.
That all resulted in a revenue in the fourth quarter of approximately $250 million.That represents 6% sequential growth over the third quarter and yields annual revenue just over $1 billion, representing 17% growth year over year. From an earnings perspective, we are very pleased with the impact of our cost controls that we implemented after the third quarter. So our current estimate is about $0.34 per share in pro forma EPS, and that represents a 17% year-over-year growth in earnings.
Given the stabilization of our business, you can expect us to resume guidance on our Q4 conference call. Because we believe the guidance will be at or above the current street estimates.
I wanted to turn now and talk about some of the key aspects of our product lines for 2012. And the first of those is our Eco real-time PCR system that came to us through the acquisition of Helixis. We now have over 1000 installations of this system. We have established an indirect sales force that covers in excess of 100 countries, and we have successfully moved our manufacturing to Singapore, both to improve the overall cost of manufacturing as well as to improve our tax rates.
We will launch a consumables stream onto this platform in the second quarter, and we are really delighted about how this has turned out.We have some proprietary technology that we think gives us performance that will be substantially better than the existing reagent technologies out there, with very high asset conversion rates and high PCR efficiency.We also intend to sell those reagents into the entire installed base of qPCR machines, not just the Eco base.
I wanted to give you an update on the Epicentre transaction. This acquisition has turned out very, very well for us. Revenue increased 47% in '11 over 2010. That growth was driven largely by DNA sequencing kits that we use up in front of our sequencing product line. And on both a gross and operating margin level, this business has been accretive to the consolidated P&L.
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source some of these core enzymes from Epicentre rather than from third parties. And those will begin to show up in MiSeq kits, HiSeq kits, as well as our array kits.
I wanted to give you an update on the array business and focus on a couple of the key launches that we made during 2011. We think we have the broadest and most integrated portfolio of micro-arrays in the market, with over 30 major array products. The first key launch was our Bovine LD product.This is a low density, lower content array. It was the first time we have entered the highest volume part of this market, which is in screening. This was developed in partnership with a series of bovine thought leaders and is focused on screening for milk production, reproduction, and health, and is customizable by the customer, with additional add-on content opportunities.
In the focused area, we launched our human exome array. This includes about 250,000 markers that came out of doing all exome sequencing, so it is a great example of how sequencing in arrays were work hand in hand and very cooperatively. It is now the single most successful array we have ever launched. We have gotten 1 million samples of orders for this array to date. It is a lower-priced array, but very, very high volumes; and it is available in a standalone version, as well as an add-on to OmniExpress and the Omni 5.
In the whole genome area, our flagship Omni 5 chip -- we doubled the density of our arrays here again, so we have four samples on this chip, and it brings the highest value and the highest content to the GWAS market.
In terms of sequencing, we now have five products in the sequencing lineup -- the HiSeq 2000, at the high end, we think has redefined the trajectory of sequencing. The HiSeq 1000 is a lower throughput, lower-priced version of the 2000. HiScan SQ is the only combination instrument that does both sequencing and micro-arrays. Our genome analyzer is a derivative of the original product we acquired from Solexa. It remains in the product line, although probably not for too much longer. And then the MiSeq is our desktop entry. It has been a very successful launch for us that I will talk about in a few minutes.
Before I do that, one key aspect of this product line, of course, is that all of these systems run on the same chemistry, which gives us enormous leverage when we launch new platforms into this market.
Let me begin by giving you an update on HiSeq. HiSeq has been very broadly adopted in the marketplace, with now an installed base of over 1000 units. That gives us about 20 million gigabases per year of installed sequencing capacity. Every genome center has now standardized on HiSeq. There are over 2200 publications directly on the use of SBS chemistry, and our calculations indicate that about 90% of all the world's sequencing data today is generated on Illumina sequencers.
HiSeq has also been extremely well adopted into the clinical markets. In fact, we doubled our placements into the clinical market in 2011 versus 2010. And in high throughput applications, HiSeq is an ideal instrument, because it has the ability with that throughput to tackle sequencing problems that require high depth to detect rare events or to multiplex very large numbers of samples.
And here are some great examples of companies that are working with HiSeq, Sequenom, with their maternity 21 Down's Syndrome test. There is another -- several companies in that space working on launching Down's Syndrome test as well. Foundation Medicine using HiSeq for doing cancer treatment, a very large panel they are running on HiSeq. Wash U., with a 28-gene cancer panel; Mayo Clinic, 18 genes for colorectal. And you can see that this product, particularly in these large sample type applications, has been very well adopted.
The single largest application being run on HiSeq today is full human genome sequencing -- excuse me, full human exome sequencing. That represents about a quarter of all runs. Of course, when a customer runs an exome, there is an extra sample prep step required to target the exotic part of the genome, as well as extra costs associated with that step. And so we have a product here that we think is the best in the market, with highly differentiated performance, high coverage uniformity and enrichment coverage, the lowest DNA input requirements, and the ability to pool samples up in front of the enrichment step, which makes the overall ease-of-use of the sample prep very good.
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We obviously continually speak to our customer base about what they would like to see next in our technologies. And the fact is today, the most important factor is not increasing the overall amount of data per run. It actually is much more focused on speed to sequencing. And so we have been focused on 2011, to begin to understand how we can bring forward into HiSeq some of the major advances that we made with the launch of the MiSeq and the chemistry associated with MiSeq. And not surprisingly, our very talented development teams have been successful in achieving what we think is a very exciting enhancement to the HiSeq system.
And so today we are announcing the ability to sequence a human genome in a day, and doing that on the HiSeq 2500 product that we are today announcing. We are doing this, to be clear, routinely internally at Illumina.
To do this we have adapted the MiSeq chemistry improvement over to the HiSeq. We have accelerated the imaging. We have reduced the area that we image to focus just on one whole human genome, and we have created walkaway automation that allows us to cluster on board the instrument, and somebody does that clustering and then walks away during the day, and the sequence is finished.
Some of the key aspects of this system -- first and probably most importantly, this is a multimode product. So this instrument can run in the standard 600G mode, like every HiSeq 2000 in the field today, or the simple software switch can run a human genome in a day.This technology uses a special flow cell and reagent, so it is a special kit that allows this kind of run.
The quality we are achieving is better than or equal to what we get with a 600G system. It is capable of running up to 20 exomes in a day or up to 30 RNA-seq samples in five hours. And we have, of course, as I mentioned, brought the clustering on board to simplify the overall workflow of this instrument.
The technology is going to be deployed initially in our services, so in Q1, this instrument will be running in our services operation. In the second quarter we expect to announce some premium products in our services business that use the overall throughput here to do a genome in a day, but couple with it enhanced sample prep and informatics to reduce the overall cycle time. And that will become very critical and applications such as clinical sequencing.
The instrument itself will become available as the HiSeq 2500 in the second half of the year.The HiSeq 2000s are also field upgradable to this level of performance for any unit that is shipped after the middle of 2011. For units prior to that, they will be upgradable, but to lower performance levels. And that upgrade will cost about $50,000.
I want to switch over now and talk about MiSeq.This has been a very successful product launch for us, delivered on schedule and above the initial specifications. In our first full quarter of availability, we have achieved shipments of about $20 million; and we have established, we think, new standards in ease of use, data accuracy, cycle time and data management.
And you can see some of the social networking comments -- if you can read those -- that have come out of our customers who are using this.This one is my favorite. It says, MiSeq is so easy to run that my three old can start it.
MiSeq is capable of a very broad set of applications. Workflows that vary from about a day to about four to eight hours in the fastest workflows. This slide exhibits some of the key applications that can run on MiSeq and take advantage of this consistent chemistry that we have across the platforms and the 2200 publications that we have been able to leverage into this new market segment.
A second key platform that we announced in 2011 is BaseSpace, and this is our cloud initiative. It is a product that allows MiSeq data to stream directly into the cloud with essentially a zero footprint setup. So as you are going through the initialization of the MiSeq, you simply tick a box, and the data from MiSeq streams up to the cloud, and there is no local IT infrastructure required at all. So it just works.
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increasingly important. These very large datasets are difficult to share, and even when you get to -- for example when you get the whole human genomes, you have to ship disk drives around the world for researchers to share that data. And so this allows a very easy sharing network for our customers and makes the results available anywhere, anytime.
The basic functionality of BaseSpace is free. It is implemented now on MiSeq and it will be implemented by about the middle of the year on HiSeq. We also are focused on bringing an app store to BaseSpace, and we are in the process of bringing in third-party applications as well as porting our applications into the cloud to be able to allow customers to actually do the computing with their core applications into this space.
For 2012 we are also going to be making some exciting enhancements to MiSeq. You will recall that the initial spec of MiSeq was 1G to 1.5G. The first thing we are going to do is to launch some lower throughput kits. We have customers who are asking us for kits that are less expensive and lower output to run applications that don't require the full capability of a current MiSeq. These would be things like Amplicon Sequencing, small microbial sequencing, or particular kinds of targeted re-sequencing.
We also are pushing up the throughput on MiSeq about a factor of three.We have now achieved internal runs at 2 by 300 bases, or overall run links of 600 bases.This new version of MiSeq will achieve about 4G if the customer runs the traditional 2 by 150s; up to 7G if they run 2 by 250s. And this will become a perfect throughput for running highly deep targeted cancer panels.
This product is going to become commercially available in the middle of 2012.The installed base is upgradable with a simple, no-charge modification to this instrument. We also intend to submit this to the FDA for approval this year. We are working with a number of clinical partners on this, including Siemens, as part of our HIV collaboration that we have previously announced.
MiSeq has had a great uptake in the clinical markets as well. If you compare the installed base of HiSeqs to be incoming order rate of MiSeqs, about a 5X faster order rate for clinical customers and clinical applications than what we have seen on the HiSeq. And that is one of the reasons that we set up this Translational and Consumer business, because we been this will be a very rapidly growing market segment, and if we execute well, has the potential for generating very high levels of revenue. In the four segments that are included in this business -- services, consumer, CLIA, and B2B, we expect next year our revenue growth somewhere in the range of about 75%.
I wanted to take a minute and talk about our services offerings.We have had our fast-track services since 2001, focused on the array business.This is a custom service that uses either arrays or sequencing. We added sequencing with the acquisition of Solexa in 2007. We will do any organism, any application, and it's therefore custom priced.
We have an adjunct program we call the CSPro program, and these are our customers for our sequencers that want to run services in their own lab for customers. We have about 60 partners here, and we validate their laboratories and certify them, that they can produce data of Illumina quality. And these generally are customized capabilities as well.
The third part of our services is our IGS, Individual Genome Sequencing. So this is our consumer sequencing business, which is physician mediated, so a physician writes a prescription for an individual to be sequenced, and we return the data to the physician, who then consults with the consumer. This is priced today at $9500 for any genome, $7500 for clinical genomes, and $10,000 for a matched cancer/normal pair.
We also have our IGN network, and this is a subset of our fast-track services, that is focused solely on the complete human genome sequencing. This, generally, is focused on large projects. If they are over 10 genomes, it is priced at about $5000. If it is over 49 genomes, about $4000; and for very large projects, we do custom pricing on this. We are very pleased to report that in the fourth quarter we delivered 900 genomes out of this program back to customers.
I wanted to give you a bit of the update on the progress we have made in the IGN during 2011. We have recently added a fourth partner, BCCA. We announced a 1000 genome deal with Johns Hopkins in their African-American with asthma program, and we expect from them a follow-up
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We have upgraded the deliverables here to include a much better variant caller, very large structural variants. We have the lowest DNA sample input requirements, as well as flexible coverage capability in this service operation.
We also in the second quarter worked with a number of key partners to develop a cancer package, and we are have been delivering that since the second quarter with normal coverage of 40X, cancer coverage of 80X or higher, if desired, and a superior variant and reporting package that we now give back to anybody who has ordered a cancer genome.
In the last few slides I would like to give you a sense of where we think the market and technology is headed overall. First, we think next-generation sequencing is a core technology for anyone that is doing modern life sciences research.
And we have seen over the last months a number of important announcements that demonstrate the continued potential for very large investments that will require high throughput sequencing. In Connecticut, an extension of the Jackson Labs, $290 million allocated to that. In the UK, over $500 million of funding for biomedical research. The New York Genome Center, a consortium of 11 academic institutions, funded at about $125 million. And a very exciting announcement from the Faroe Islands, about the first country to sequence their entire population. They have a population of 50,000 people.We are now working with them to make that program a reality and be the first country that has been sequenced.
If we look forward just a bit over the next few years, we think there is going to be the opportunity to sequence some very large and new populations in the emergence of new markets. If we consider purely add-on markets and ignore the growth in forensics, agriculture, diagnostics, the markets we are already involved in -- if you look, just for example, at the clinical trial market and assumed a $1000 genome with a 1% penetration, that would be an incremental $24 million in revenue.
If you look at the cancer normal market, that is about $250 million in potential revenue. And the newborn screening market, about $350 million in potential revenue. So over $600 million in emerging markets opportunities at a 1% penetration.We think many of these markets are going to grow to 10% quite quickly, particularly markets like cancer, where we think in the next few years it would be almost irresponsible for a physician treating a cancer patient to not have that tumor sequenced. None of this makes any accommodation for any screening applications as well, so these are all just initial sequences.
So let me conclude today by providing a glimpse of what we think are some of the key technical and market developments then you can expect over the next few years. Despite the view by some that think that the sequencing story is over, we believe that it is really just in its infancy. There is going to be many more sample types that become available to sequencing as the technology improves, including things like paraffin-embedded samples. There are many, millions of these tissues, cancer tumors particularly, embedded in paraffin, that will become accessible with new sample prep technology that we will bring to market. Circulating tumor cells to detect diseases early in blood will become a large market. And we are pushing the sequencing now down to the range where we will, in the next few years, be able to sequence single cells. And that will begin to give the ability to examine the heterogeneity of cancer tumors, as an example.
From a system performance perspective, we continue to make major improvements here and we have many degrees of freedom. You saw today with the announcement of the 2500 the ability to tune the output with speed versus overall output levels. We can continue to make our clusters denser. We think at least another factor of two. Our systems can get much faster in time. You have seen us make radical improvements and cycle time; that will continue. And we have a number of programs focused on long reads and long-range haplotyping.
All of that will open up new markets, such as the ones we have talked about in clinical and forensics, cancer, newborn screening, and in the long run, we think the biggest market will be the consumer market. Over the next few years, we are going to bring into the market a number of new assays as well. We have not yet found the ultimate limit of extensibility of SBS chemistry, but at some point we think it will top out. So we are working on one chemistry that has cycle times potentially down as low as 10 seconds, with very high accuracy, the ability to do long reads; could work in both light-based and lightless detection systems; very low reagent COGS. And this is an assay that is actually sequencing inside of Illumina today.
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JANUARY 10, 2012 / 5:00PM, ILMN - Illumina, Inc. a
from very low accuracy. This would yield an extremely low-cost device and low run costs.
So over the next few years, I think you're going to see very significant advances here that enable the prospect of fully integrated, rapid turnaround, and highly economical sequencing. So in conclusion today, we think we have a very exciting product lineup for 2012.You will see Illumina continue to innovate. We have a focus on strong operational execution to drive leverage in our income statement. The clinical market is emerging very rapidly and will be a key story for 2012. The overall sequencing market potential, we think, is enormous, with the advance of new markets and the opening of those markets; and Illumina has the technology, people, and infrastructure to continue to lead this market.
Thank you for your attention today.
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